Exhibit 99.1

G-III APPAREL GROUP, LTD.

For:	G-III Apparel Group, Ltd.

Contact: Investor Relations
James Palczynski
(203) 682-8229

Neal S. Nackman, Chief Financial Officer
G-III Apparel Group, Ltd.
(212) 403-0500

G-III Apparel Group, Ltd. Announces Fourth Quarter and Full-Year Fiscal 2017 Results

—Provides Fiscal 2018 Guidance—

NEW YORK—(BUSINESS WIRE) – March 27, 2017 - G-III Apparel Group, Ltd. (NasdaqGS:GIII) today announced operating results for the fourth quarter and full fiscal 2017 year and provided financial guidance for the first quarter and full fiscal 2018 year.

Net sales for the fiscal year ended January 31, 2017 were up 1.8% to $2.39 billion from $2.34 billion in the prior year. Growth over the prior year was primarily the result of increases in the Company’s wholesale non-outerwear business and net sales from the Donna Karan International (“DKI”) business in the last two months of the fiscal year and was offset, in part, by softer demand for outerwear and a decline in net sales in the Company’s retail businesses.

The Company reported GAAP net income for the fiscal year ended January 31, 2017 of $51.9 million, or $1.10 per diluted share, compared to $114.3 million, or $2.46 per diluted share, in the prior year.

On an adjusted basis, for fiscal 2017, excluding (i) professional fees of $7.8 million related to the acquisition of DKI, (ii) non-cash imputed interest expense of $1.0 million related to the note issued to seller as part of the consideration for the acquisition of DKI, (iii) severance of $3.9 million (all related to the acquisition of DKI) and (iv) asset impairments of $10.5 million (related to the retail operations segment), equal to $0.32 per diluted share, and, for fiscal 2016, excluding items that resulted in other income of $1.1 million, equal to $0.02 per diluted share, non-GAAP net income per diluted share for the full fiscal 2017 year decreased to $1.42 from $2.44 in the prior fiscal year.

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Included in both GAAP and non-GAAP results for fiscal 2017 are operating losses of $9.2 million and additional interest expense of $7.5 million related to the operation and ownership of DKI, equal to an aggregate of $0.24 per diluted share. The acquisition of DKI was completed on December 1, 2016.

For the fourth quarter ended January 31, 2017, net sales increased by 14.4% to $603 million from $527 million in the fourth quarter last year. The year-over-year increase in net sales in the fourth quarter reflects strength in the Company’s non-outerwear wholesale business, including new product launches, as well as the inclusion of approximately $29.0 million of net sales from the DKI business in the last two months of the quarter. These increases were partially offset by declines in net sales of the Company’s retail businesses.

The Company reported a fourth quarter net loss of $20.1 million, or $0.42 per share, compared to net income of $8.0 million, or $0.16 per diluted share, in the fourth quarter last year.

On an adjusted basis, for the fourth quarter of fiscal 2017, excluding (i) professional fees of $5.2 million, (ii) non-cash imputed interest expense of $1.0 million, (iii) severance of $3.9 million (all related to the acquisition of DKI) and (iv) asset impairments of $10.5 million (related to the retail operations segment) equal to $0.26 per share, non-GAAP net loss was $0.16 per share for the fourth quarter of fiscal 2017 compared to non-GAAP net income per diluted share of $0.17 in the fourth quarter last year.

Included in both GAAP and non-GAAP results for the fourth quarter of fiscal 2017 are losses of $9.2 million and additional interest expense of $7.5 million related to the operation and ownership of DKI, equal to an aggregate of $0.21 per share.

Morris Goldfarb, Chairman and Chief Executive Officer of G-III Apparel Group, Ltd., commented, “Fiscal 2017 was another important year for our Company. We completed the acquisition of Donna Karan which made us the owner of two of the world’s most iconic and recognizable power brands in Donna Karan and DKNY. This acquisition further bolsters our value proposition and strengthens our position as an all-season diversified apparel company with a broad portfolio of brands offered in multiple channels of retail distribution. Our non-outerwear wholesale business performed well in the face of significant headwinds as the traditional retail

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environment has become increasingly disrupted as a result of evolving consumer buying behavior and continued penetration of e-commerce. We expect to initiate a number of new product launches in the coming year as we seek to offer superior value in the marketplace.”

Mr. Goldfarb continued, “While our near-term financial outlook reflects the dilutive impact of our recent acquisition of Donna Karan, we believe the mid-year re-launch of the DKNY and Donna Karan brands will have a positive impact in the second half of the year. We are confident that we have one of the most desirable portfolios of brands in the industry and that DKNY and Donna Karan will quickly take their place alongside Calvin Klein, Tommy Hilfiger, and Karl Lagerfeld as the cornerstone brands for the growth of our business.”

Outlook

G-III Apparel Group today issued guidance for the fiscal year ending January 31, 2018. For fiscal 2018, the Company is forecasting net sales of approximately $2.73 billion and net income between $40 million and $45 million, or between $0.80 and $0.90 per diluted share.

The Company is forecasting DKI transitional expenses of $9 million and non-cash imputed interest expense of $6 million in its forecasted results. On an adjusted basis, excluding transitional expenses and imputed interest expense, the Company is anticipating non-GAAP net income between approximately $49 million and $54 million, or between $0.99 and $1.09 per diluted share.

The forecasted GAAP and non-GAAP results reflect expected operational losses of $31 million and additional interest expense of $36 million, or an aggregate of $0.85 per diluted share, associated with the Donna Karan business. The forecast also includes the full year impact of the issuance of approximately 2.6 million shares of new G-III common stock to the seller of DKI.

The Company is projecting full-year adjusted EBITDA for fiscal 2018 between $162 million and $171 million compared to adjusted EBITDA of $148.1 million in fiscal 2017. This adjusted EBITDA guidance includes a full-year loss of approximately $20 million associated with the Donna Karan business.

For the first fiscal quarter ending April 30, 2017, the Company is forecasting net sales of approximately $500 million and a net loss between $20 million and $25 million, or between

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$0.41 and $0.51 per share. This forecast compares to net sales of $457 million and net income of $2.8 million, or $0.06 per diluted share, reported in the first quarter of fiscal 2017.

The first quarter forecast assumes DKI transitional expenses of $3.0 million and non-cash imputed interest expense of $1.4 million. On an adjusted basis, excluding transitional and imputed interest expense, the Company is forecasting a non-GAAP net loss between $0.35 and $0.45 per share.

The forecasted GAAP and non-GAAP results for the first quarter of fiscal 2018 reflect expected operational losses of $26 million and additional interest expense of $9 million, or an aggregate of $0.45 per share, associated with the Donna Karan business. The forecast also includes the full impact of the issuance of approximately 2.6 million shares of new G-III common stock to the seller of DKI.

The Company anticipates that it will incur losses from the Donna Karan operations during the first half of fiscal 2018 that will be partially offset by growth in operating profitability beginning in the third quarter as the Company begins shipments and re-launches DKNY and Donna Karan products. The Company anticipates the impact of operational losses and additional interest in the second quarter of fiscal 2018 will approximate the first quarter impact.

Non-GAAP Financial Measures

Reconciliations of GAAP net income per share to Non-GAAP net income per share and of GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income per share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

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About G-III Apparel Group, Ltd.

G-III is a leading manufacturer and distributor of apparel and accessories under licensed brands, owned brands and private label brands. G-III’s owned brands include Donna Karan, DKNY, Vilebrequin, Eliza J, Andrew Marc, Marc New York, Bass, and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Ivanka Trump, Kensie, Jessica Simpson, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Hands High, Touch by Alyssa Milano and more than 100 U.S. colleges and universities. G-III also operates retail stores under the DKNY, Wilsons Leather, Bass, Vilebrequin and Calvin Klein Performance names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, risks relating to G-III’s acquisition of Donna Karan International Inc. and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(NASDAQ:GIII)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	1/31/2017	1/31/2016	1/31/2017	1/31/2016

Net sales	$603,289	$527,428	$2,386,435	$2,344,142
Cost of sales	405,192	348,614	1,545,574	1,505,504
Gross profit	198,097	178,814	840,861	838,638
Selling, general and administrative expenses	199,890	159,202	704,436	628,762
Depreciation and amortization	9,583	7,179	32,481	25,392
Asset impairments	10,480	—	10,480	—
Operating profit (loss)	(21,856)	12,433	93,464	184,484
Other income (expense)	793	444	(27)	1,340
Interest and financing charges, net	(11,676)	(2,584)	(15,675)	(6,691)
Income (loss) before taxes	(32,739)	10,293	77,762	179,133
Income tax expense (benefit)	(12,634)	2,329	25,824	64,800
Income (loss) attributable to G-III	$(20,105)	$7,964	$51,938	$114,333

Net income (loss) per common share:
Basic	$(0.42)	$0.17	$1.12	$2.52
Diluted	$(0.42)	$0.17	$1.10	$2.46

Weighted average shares outstanding:
Basic	47,789	45,540	46,308	45,328
Diluted	47,789	46,536	47,394	46,512

Selected Balance Sheet Data (in thousands):	At January 31,
	2017	2016
Cash	$79,957	$132,587
Working Capital	570,474	657,636
Inventory	483,269	485,311
Total Assets	1,856,373	1,184,070
Long-Term Debt	461,757	—
Total Stockholders’ Equity	1,021,236	888,127

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP
NET INCOME (LOSS) PER SHARE

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
GAAP diluted net income (loss) per common share	$(0.42)	$0.17	$1.10	$2.46
Excluded from Non-GAAP:
Professional fees associated with the DKI acquisition	0.10	—	0.16	—
Non-cash imputed interest	0.02	—	0.02	—
Acquisition related severance expense	0.08	—	0.08	—
Asset impairment charges	0.22	—	0.22	—
Other income	—	—	—	(0.03)
Income tax expense (benefit) impacts of non-GAAP adjustments	(0.16)	—	(0.16)	0.01
Non-GAAP diluted net income (loss) per common share	$(0.16)	$0.17	$1.42	$2.44

Non-GAAP diluted net income (loss) per share is a “non-GAAP financial measure” that excludes (i) professional fees, non-cash imputed interest expense and severance expense in connection with the acquisition of DKI in fiscal 2017, as well as asset impairments related to the retail operations segment, and (ii) other income in fiscal 2016 that consisted of the reduction of the estimated contingent consideration payable in connection with the acquisition of Vilebrequin. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective period. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding acquisition-related expenses and other income that is not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO
FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Forecasted Twelve Months Ending January 31, 2018	Actual Twelve Months Ended January 31, 2017	Actual Twelve Months Ended January 31, 2016
Net income	$40,000 – $ 45,000	$51,938	$114,333
Professional fees associated with the DKI acquisition	—	7,789	—
Acquisition related transition expenses	9,000	3,910	—
Asset impairment charges	—	10,480	—
Other income	—	—	(1,068)
Depreciation and amortization	39,000	32,481	25,392
Interest and financing charges, net	51,000	15,675	6,691
Income tax expense	23,000 – 27,000	25,824	64,800
Adjusted EBITDA, as defined	$162,000 – $ 171,000	$148,097	$210,148

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and excludes (i) professional fees and severance expense in connection with the acquisition of DKI in fiscal 2017, as well as asset impairments related to the retail operations segment, and (ii) other income in fiscal 2016 that consisted of the reduction of the estimated contingent consideration payable in connection with the acquisition of Vilebrequin. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME

TO NON-GAAP NET INCOME

(In thousands)

(Unaudited)

	Forecasted Twelve Months Ending 1/31/2018	Actual Twelve Months Ended 1/31/2017	Actual Twelve Months Ended 1/31/2016
Net income	$40,000 – $ 45,000	$51,938	$114,333
Professional fees associated with the DKI acquisition	—	7,789	—
Imputed non-cash interest	6,000	952	—
Acquisition related transition expenses	9,000	3,910	—
Asset impairment charges	—	10,480	—
Other income	—	—	(1,068)
Income tax expense (benefit) impacts of non-GAAP adjustments	(6,000)	(7,682)	377
Non-GAAP Net income, as defined	$49,000 – $ 54,000	$67,387	$113,642

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) professional fees, non-cash imputed interest expense and severance expense in connection with the acquisition of DKI in fiscal 2017, as well as asset impairments related to the retail operations segment, and (ii) other income in fiscal 2016 which consisted of the reduction of the estimated contingent consideration payable in connection with the acquisition of Vilebrequin. Non-GAAP income tax benefits are calculated using the estimated and actual effective tax rates for the respective periods. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME (LOSS)

PER SHARE TO NON-GAAP NET INCOME (LOSS) PER SHARE

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 30,		January 31,
	Forecast 2017	2016	Forecast 2018	2017
GAAP diluted net income (loss) per common share	$(0.41) – ($0.51)	$0.06	$0.80 – $0.90	$1.10
Excluded from Non-GAAP:
Professional fees associated with the DKI acquisition	—	—	—	0.16
Non-cash imputed interest	0.03	—	0.12	0.02
Acquisition related transitional expenses	0.06	—	0.18	0.08
Asset impairment charges	—	—	—	0.22
Income tax benefit impacts of non-GAAP adjustments	(0.03)	—	(0.11)	(0.16)
Non-GAAP diluted net income (loss) per common share	$(0.35) – ($0.45)	$0.06	$0.99 – $1.09	$1.42

Non-GAAP diluted net income (loss) per share is a “non-GAAP financial measure” that excludes acquisition related professional fees, non-cash imputed interest expense and transitional expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI, as well as asset impairments related to the retail operations segment in fiscal 2017. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective period. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding acquisition-related expenses and other income that is not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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